Exhibit 99.6

Teekay Tankers Ltd

4th Floor, Belvedere Building,

69 Pitts Bay Road,

Hamilton HM 08, Bermuda

8th September 2017

Ref: cvl/19361-17

Dear Sirs,

Reference is made to the Registration Statement on Form F-4 (File No. 333-219297), including the joint proxy statement/prospectus contained therein, of Teekay Tankers Ltd. (as the same may be amended or supplemented, the “Registration Statement”). We hereby consent to (i) the inclusion in the Registration Statement of our appraisal report, dated April 13, 2017, valuing 14 of the vessels of Tanker Investments Ltd. as at April 7, 2017 (the “Report”) and use in the Registration Statement of any information contained in the Report, and (ii) all references in the Registration Statement to us, including all references to us as having provided the Report and other information. We further consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are “experts” within the meaning of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder with respect to any part of the Registration Statement.

We further advise that our role has been limited to the provision of the Report. With respect to the Report, we advise you that:

•	Valuations may be based on brokers’ estimates or subjective brokers’ opinions (especially where no comparable ship has been sold recently) supplied to Clarkson Valuations Limited;

•	Valuations are prepared with reference to a specific point in time and do not provide a guide to values on any other date:

•	Valuations from other appraisers may vary from ourselves;

/s/ Michael Garlick	/s/ John Jones
For and on behalf of Clarkson Valuations Limited Name: Michael Garlick Title: Director	For and on behalf of Clarkson Valuations Limited Name: John Jones Title: Authorised Signatory

Clarkson Valuations Limited

Registered office address: Commodity Quay, St Katharine Docks, London, E1W 1BF, UK. England No 3354934

T: +44 (0) 20 7334 0000 www.clarksons.com

Quality system registered under ISO 9001, Certified by BSI, Licence Number FS 30573

VAT Number: GB 245 9035 56